UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2013

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2013, Net 1 UEPS Technologies, Inc. (“we” or the “Company”) entered into definitive agreements relating to two Black Economic Empowerment (“BEE”) transactions.

Pursuant to a Relationship Agreement dated December 10, 2013 between the Company, Net1 Applied Technologies South Africa Proprietary Limited, a wholly-owned subsidiary of the Company (“Net1 SA”), Business Venture Investments No 1567 (Proprietary) Limited (RF) (“BEE SPV”) and Mosomo Investment Holdings (Proprietary) Limited, the Company will sell 4,100,000 shares of its common stock to BEE SPV for a purchase price of ZAR 60.00 per share.

Pursuant to a Relationship Agreement dated December 10, 2013 between the Company, Net1 SA, Born Free Investments 272 (Pty) Ltd (“Born Free”) and Mazwi Yako, the Company will sell 300,000 shares of its common stock to Born Free, also for a purchase price of ZAR 60.00 per share.

We refer to the 4,400,000 shares to be issued and sold to BEE SPV and Born Free (collectively, the “BEE partners”) pursuant to the Relationship Agreements as the “BEE shares.”

Closing of these BEE transactions is subject to the satisfaction of certain conditions contained in the Relationship Agreements, including receipt of any required regulatory approvals (including approval of the South African Reserve Bank) and the finalization of ancillary agreements. Closing of one transaction is not contingent on the closing of the other transaction.

The ZAR 60.00 per share purchase price for the BEE shares, which will be contractually restricted as to resale as described below, will be paid in ZAR and represents 75% of the closing price of the Company’s common stock on the JSE on December 6, 2013, the date we completed final negotiation of the terms of these BEE transactions. On December 9, 2013, the USD/ZAR exchange rate was $1.00/ZAR 10.33.

The Relationship Agreements provide that the entire purchase price for the BEE shares will be financed through a five-year loan to be extended to each of the BEE partners by Net1 SA. The obligations of the BEE partners under the loans are several, and not joint. Each of the BEE partners will grant Net1 SA a security interest in all the BEE shares being purchased by such BEE partner to secure the repayment of its loan. The principal amount of the loans being made by Net1 SA will be contributed by the Company to the equity capital of Net1 SA. As a result of the making of the loans, the net cash position of the Company and its subsidiaries after the sale of the BEE shares will remain unchanged.

The loans will bear interest at a rate equal to the Johannesburg Interbank Rate (currently 550 basis points) plus 300 basis points. Interest on the loans is payable semi-annually in arrears on January 1 and July 1 of each year.

10% of the outstanding principal amount of the loans will be payable on each of the first and second anniversaries of the date of issuance of the BEE shares, 15% of the outstanding principal amount of the loans will be payable on each of the third and fourth anniversaries of the date of issuance of the BEE shares and the remaining outstanding principal amount of the loans will be payable on the fifth anniversary of the date of issuance of the BEE shares. Further, the entire outstanding principal amount of the loans will be payable if the price of our common stock on the JSE equals or exceeds ZAR 120.00 per share at any time during term of the loans. Upon the occurrence of certain “trigger events” with respect to a BEE partner, the BEE shares held by that BEE partner may be repurchased by us or one of our designees. These trigger events include the following:

  failure by the BEE partner to pay any amount due on its loan (including interest) to Net1 SA (in this case, we may repurchase only that number of BEE shares which would raise sufficient funds to settle any amount due and unpaid);

  any other breach by the BEE partner (or in certain circumstances its shareholders) of any provision of the Relationship Agreement, including without limitation, its failure to maintain its BEE status;

  our common stock trades at or below ZAR 60.00 on the JSE or at or below the equivalent trading price on Nasdaq;

  the occurrence of certain insolvency events or liquidation proceedings affecting the BEE partner; or

  the BEE partner fails to satisfy any judgment or arbitration award granted or made against it within 7 days.

If the trigger event involves a failure by a BEE partner to pay any amount due on its loan, then the repurchase price is the volume-weighted average price of our common stock on the Nasdaq for the period of 30 trading days prior to the trigger event, or 30-day VWAP. In the case of other trigger events, the repurchase price is the lower of the 30-day VWAP or ZAR 60.00 per share.

The BEE shares will be contractually restricted as to resale for a period of five years from the date of issuance, with the exception of periodic sales which may be made to fund the repayment of principal and interest on the loans. In addition, we may call the BEE shares then owned by the BEE partners, either in exchange for a minority interest in our wholly-owned subsidiary Cash Paymaster Service Proprietary Limited or for a cash payment equal to the 30-day VWAP. Further, after the fifth anniversary of the date of issuance of the BEE shares, we will have a right of first refusal on the shares owned by the BEE partners.

The loans to the BEE partners do not provide that they are recourse only to the BEE shares. Nevertheless, we expect that the sole source of repayment of the loans will be proceeds from the sale of our shares by the BEE partners from time to time, in open market or in privately negotiated transactions. Further, BEE SPV is a special purpose entity whose only asset is expected to be its 4,100,000 BEE shares. To the extent that sales of the BEE shares by a BEE partner do not produce sufficient proceeds to repay all principal and interest on its loan, our loan to that BEE partner may not be repaid and our sole recourse will be to repurchase the BEE shares from that BEE partner as described above.

The Company intends to register the issuance and sale of the BEE shares under the Securities Act of 1933, as amended.

Item 7.01. Regulation FD Disclosure

On December 10, 2013, the Company issued a press release announcing the signing of the Relationship Agreements. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.25

Relationship Agreement dated December 10, 2013 between Net 1 UEPS Technologies, Inc., Net 1 Applied Technologies South Africa (Proprietary) Limited, Business Venture Investments No 1567 (Proprietary) Limited (RF) and Mosomo Investment Holdings (Proprietary) Limited.

10.26	Relationship Agreement dated December 10, 2013 between Net 1 UEPS Technologies, Inc., Net 1 Applied Technologies South Africa (Proprietary) Limited, Born Free Investments 272 (Pty) Ltd and Mazwi Yako.

99.1	Press release issued December 10, 2013 (furnished herewith).

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: December 10, 2013	By:	/s/ Serge C.P. Belamant
Serge C.P. Belamant
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.25

Relationship Agreement dated December 10, 2013 between Net 1 UEPS Technologies, Inc., Net 1 Applied Technologies South Africa (Proprietary) Limited, Business Venture Investments No 1567 (Proprietary) Limited (RF) and Mosomo Investment Holdings (Proprietary) Limited.

10.26	Relationship Agreement dated December 10, 2013 between Net 1 UEPS Technologies, Inc., Net 1 Applied Technologies South Africa (Proprietary) Limited, Born Free Investments 272 (Pty) Ltd and Mazwi Yako.

99.1	Press release issued December 10, 2013 (furnished herewith).